Exhibit 10.7

FIRST AMENDMENT TO

COMMERCIAL OFFICE LEASE

THIS FIRST AMENDMENT TO COMMERCIAL OFFICE LEASE (the “Amendment”) is effective as of November 11, 2011 (the “Effective Date”), by and between CAMPBELL TECHNOLOGY PARK, LLC, a California limited liability company (“Lessor”), and iWATT, INC., a California corporation (“Lessee”), who agree as follows:

A. Lessor and Lessee entered into that certain Commercial Office Lease (the “Lease”), dated July 20, 2011, for the property commonly known as 675 Campbell Technology Parkway, Suite 150, Campbell, California 95008.

B. Lessor and Lessee desire to amend the terms of the Lease to establish the Commencement Date and Expiration Date.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained and for other good and valuable consideration cited herein, the parties agree as follows:

1. Commencement Date. The parties hereby agree that the “Commencement Date” shall be November 11, 2011.

2. Expiration Date. The parties hereby agree that the “Expiration Date” shall be February 28, 2018.

3. Base Rent. The third (3rd) sentence and the Base Rent chart set forth in Section 3(a) of the Lease shall be deleted and replaced by the following:

“With the exception of the partial month listed below, the monthly Base Rent shall be paid in advance on the first (1st) day of each calendar month as follows:

Date	Monthly Period	Triple Net Monthly Rent

11/11/2011 – 2/11/2012	01 – 03	$0
02/12/2012 – 2/29/2012	Partial Month	$22,385.70
03/01/2012 – 02/28/2013	04 – 15	$36,065.85
03/01/2013 – 02/28/2014	16 – 27	$38,553.15
03/01/2014 – 02/28/2015	28 – 39	$41,046.45
03/01/2015 – 02/29/2016	40 – 51	$43,527.75
03/01/2016 – 02/28/2017	52 – 63	$46,015.05
03/01/2017 – 02/28/2018	64 – 75	$48,502.35

4. Remaining Terms. Except as amended herein, all other terms and conditions of the Lease shall remain unchanged and in full force and effect. If there is any conflict between the terms of this Amendment and any terms in the Lease, the terms of this Amendment shall prevail.

5. Counterpart Execution. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which shall constitute a fully-executed Amendment. Transmittal and receipt of a facsimile or emailed copy of this Amendment with facsimile or scanned and emailed signature(s) shall be binding on the parties hereto, with the original executed Amendment to be subsequently delivered. The failure to deliver the original executed copy and the non-receipt of the original executed copy shall have no effect upon the binding and enforceable nature of this Amendment.

IN WITNESS WHEREOF, the duly-authorized representatives of the parties have executed this First Amendment to Commercial Office Lease as of the Effective Date.

Dated:	12/1/11	Lessor:

CAMPBELL TECHNOLOGY PARK, LLC, a California limited liability company

		By:		CMC Campbell, LLC,
a Delaware limited liability company,
Manager

			By:	/s/ Timothy J. Pasquinelli
Timothy J. Pasquinelli, Member

Dated:	29 NOV 2011	Lessee:

iWATT, INC., a California corporation

		By:		/s/ Ron Edgerton
President Ron Edgerton

		By:		/s/ James V McCanna
Secretary James V McCanna

[SIGNATURE PAGE FOR FIRST AMENDMENT TO

iWATT COMMERCIAL OFFICE LEASE]

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